Exhibit 5.1

ONE SHELL PLAZA	AUSTIN	LONDON
910 LOUISIANA	BEIJING	MOSCOW
HOUSTON, TEXAS	BRUSSELS	NEW YORK
77002-4995	DALLAS	PALO ALTO
	DUBAI	RIO DE JANEIRO
TEL +1 713.229.1234	HONG KONG	RIYADH
FAX +1 713.229.1522	HOUSTON	WASHINGTON
BakerBotts.com

November 23, 2015

Valero Energy Partners LP

One Valero Way

San Antonio, Texas 78249

Ladies and Gentlemen:

We have acted as counsel to Valero Energy Partners LP, a Delaware limited partnership (the “Partnership”), in connection with the proposed offering and sale by the Partnership of an aggregate of up to 4,887,500 common units representing limited partner interests in the Partnership (the “Common Units”) pursuant to that certain Underwriting Agreement dated November 19, 2015 (the “Underwriting Agreement”) by and among the Partnership, Valero Energy Partners GP LLC, a Delaware limited liability company (the “General Partner”), and J.P. Morgan Securities LLC as representative (the “Representative”) of the several underwriters named on Schedule 1 therein (the “Underwriters”).

In connection with this opinion, we have examined and relied upon the accuracy of original, certified copies or photocopies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set out below, including (i) the registration statement on Form S-3 (Registration No. 333-208052) (as amended, the “Registration Statement”) filed by the Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”); (ii) the prospectus included in the Registration Statement dated November 16, 2015 (the “Base Prospectus”); (iii) the prospectus supplement to the Base Prospectus dated November 19, 2015 (together with the Base Prospectus, the “Prospectus”); (iv) the Underwriting Agreement; (v) the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and the Delaware Limited Liability Company Act (the “Delaware LLC Act”), (v) originals, or copies certified or otherwise identified, of the partnership and limited liability company records of the Partnership and the General Partner, including minute books of the General Partner as furnished to us by the General Partner, (vi) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Partnership and the General Partner, statutes and other instruments and documents and (vii) other instruments and documents as we deemed necessary or advisable, in each case as a basis for the opinions hereafter expressed.

In making our examination, we have assumed that each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine. In addition, we have relied, without independent investigation, upon the factual accuracy of the representations and warranties contained in the certificates we examined. We have also assumed that all Common Units will be issued and sold in the manner set forth in the Prospectus and the Underwriting Agreement and that any certificates for the Common Units will be duly countersigned, registered and electronically transmitted by the transfer agent and registrar for the Partnership.

Based upon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Common Units have been duly authorized and, when issued and delivered by the Partnership against payment therefor in accordance with the Underwriting Agreement and as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

ONE SHELL PLAZA	AUSTIN	LONDON
910 LOUISIANA	BEIJING	MOSCOW
HOUSTON, TEXAS	BRUSSELS	NEW YORK
77002-4995	DALLAS	PALO ALTO
	DUBAI	RIO DE JANEIRO
TEL +1 713.229.1234	HONG KONG	RIYADH
FAX +1 713.229.1522	HOUSTON	WASHINGTON
BakerBotts.com

The opinion set forth above is limited in all respects to matters of the Delaware LP Act and the Delaware LLC Act, as in effect on the date hereof.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Partnership’s Current Report on Form 8-K dated on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.